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                                                                 EXHIBIT 23.1(c)



               CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT


We consent to the incorporation by reference in the following documents of our report dated February 27, 2004, with respect to the 2003 consolidated financial statements of CFS Bancorp, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission:

     o Registration Statement (Post-Effective Amendment No. 1 to Form S-8 No. 333-62049) pertaining to the Stock Options Assumed in the Acquisition of SuburbFed Financial Corp.

     o Registration Statement (Post-Effective Amendment No. 1 to Form S-8 No. 333-84207) pertaining to the 1998 Stock Option Plan of CFS Bancorp, Inc.

     o Registration Statement (Post-Effective Amendment No. 1 to Form S-8 No. 333-105687) pertaining to the 2003 Stock Option Plan of CFS Bancorp, Inc.


                                           /s/ ERNST & YOUNG LLP

Chicago, Illinois
August 1, 2005